Chart Industries, Inc. Hydrogen Equipment and Solutions October 1, 2020 Exhibit 99.2

Cryo Tank Solutions Heat Transfer Systems Global Commercial Team * $ in millions, excludes $7.3M in intersegment eliminations. © 2020 Chart Industries, Inc. Confidential and Proprietary Repair, Service & Leasing Air Cooled Heat Exchangers Brazed Aluminum Heat Exchangers (BAHX) Cold Boxes Nitrogen Rejection Units (NRU) Integrated systems High Efficiency Flow Fans Bulk and Micro Bulk Storage Tanks ISO Containers Packaged Gas Systems Fueling Stations Non-specialty mobile equipment Vaporizers Repair and service Aftermarket parts and maintenance Global Leasing Installations Full lifecycle Dosing equipment HLNG vehicle tanks LNG by Rail (Gas By Rail Offering) Hydrogen equipment Cannabis products FEMA Valves / FLOW Meters Specialty Products Our Business Global Engineering Team

Focused Strategy Supports Clean Energy Targets © 2020 Chart Industries, Inc. Confidential and Proprietary A B D C 1. Market Trends 2. Profitable Growth E Community & Employees Environmental, Social & Governance Building capabilities to support other strategic pillars Branding Thinking Disruptive Alternative business models Smart products (IOT) Margin Expansion Strategic location manufacturing International manufacturing for traditional US products 80/20 Strategic sourcing Innovative Solutions Upfront Engineering Partnerships for new turnkey solutions Retrofit for efficiencies existing brownfield sites Broadest Product Offering for Industrial Gas & Energy Application and Customer Expansion Cryo-pump opportunity Repair & Service Specialty Markets *Blue areas (A through J) are applications for which Chart has existing products and solutions

LNG, Hydrogen: We Play in Both With Similar Strategy

	Gas and LNG	Hydrogen
Value Chain	Gas infrastructure and LNG developers looking to extend the life of their assets; future potential to leverage LNG equipment / infrastructure for Hydrogen	
Relationships	Existing relationships across the Hydrogen and LNG Value Chain; many of the same LNG customers are also in Hydrogen	
Role	*"Equipment Arms Dealer"* Chart role in LNG as aggregator / connector of supply and demand; similar in H2 as equipment provider to production and end users	
Customer View of Chart	High quality, safety and over 50 years of building this equipment	
Scale / Liquidity	2020 Natural Gas Market ~3000 MTPA LNG is ~400 MTPA (13% of Global Gas)	2020 Hydrogen Market is ~100 MTPA Demand in 2050 expected to be 575 MTPA
Participants	LNG Developers, Importers, Distributers, Utilities	Industrials, Chemicals, Ammonia, Steel Aerospace, Energy Companies, Transport Companies, Utilities, Infrastructure Operators
Commerciality	Cost and scalability are mature	Cost and scalability are embryonic; many projects are still pilots

Source: Wood Mackenzie, Chart Industries

© 2020 Chart Industries, Inc. Confidential and Proprietary

4

Discipline: Where We Play In the Hydrogen Supply Chain

Production

Renewable Energy

Power Grid

Electrolysis

Gasification/ Reformation

Biomass

Biogas

Natural Gas

Byproduct

CHART®

Liquefaction

Including Large Cryogenic Storage, BAHX, Load-Out Systems

Distribution

Liquid Transport Trailers, ISO Containers, Rail Cars, Marine transport

Storage

Cryogenic Liquid Tanks

Equipment used by end customers

Electricity Generation

Vehicle Fuel Stations

Ammonia production (fertilizers)

Fueling Systems for Aerospace

Refining

Electronics Manufacturing

Marine Fuel

Key Components Integrated within Systems

Pumps and Compressors	Connections
Flowmeters	Regulators
Vacuum Insulated Piping	Sensors
Valves and Sealing	High Pressure Storage

Users of Hydrogen (Examples)

ULA™ America's Ride to Space



LA DWP Los Angeles Department of Water & Power

amazon





© 2020 Chart Industries, Inc. Confidential and Proprietary

5

Source: Wood Mackenzie The Hydrogen Value Chain, A Different Look © 2020 Chart Industries, Inc. Confidential and Proprietary

Companies Collaborate to Solve Cost & Scale Challenges A global initiative of leading energy, transport and industry companies with a united vision and long-term ambition for hydrogen to foster the energy transition. The advocate for hydrogen and fuel cells in California Aims at an ambitious deployment of hydrogen technologies by 2030 The leading organizations that are advancing innovative, clean, safe, and reliable energy technologies. Represents the European industry, national associations and research centers active in the hydrogen and fuel cell sector. The DNV GL led Maritime Hydrogen Safety Joint Development Project which focuses on maritime hydrogen safety. USISPF is committed to creating the most powerful strategic partnership between the U.S. and India, with a new Hydrogen Task Force An industry/government collaboration aimed at expanding the market for fuel cell electric vehicles. The Society for Gas as a Marine Fuel MarHySafe © 2020 Chart Industries, Inc. Confidential and Proprietary

![CHART Cooler By Design.]

Expanding Our Hydrogen Offering

	Application/Technology	Chart
Production	Liquefaction	✓
Transport	Cryo Liquid Container	✓
	Flowmeters	✓
Storage	Cryo Tank	✓
Refining	Cryo Storage & Regasification	✓
Ammonia/ Methanol	Cryo Storage & Regasification	✓
Industrial	Cryo Storage & Regasification	✓
Fueling	Liquid Storage FCEV Fuel Station	✓
	Fork Truck Fuel Station	✓
	FCEB Fuel Station	✓
	Aerospace	✓
	Station Monitoring and Support (EU)	✓
	Station Monitoring and Support (Other)	✓
Power Gen	Cryo Storage & Regasification	✓
Energy Storage	Cryo Storage & Regasification	✓
Mobility	Vehicle Fuel Tanks (Liquid)	✓
Organic Dev	LH2 pump	NPD*
Organic Dev	LH2 vehicle tanks	NPD
Organic Dev	LH2 transport	NPD
Organic Dev	Hydrogen liquefaction	NPD
Organic Dev	Hydrogen filling station for class 8 trucks in Europe	NPD
Organic Dev	Hydrogen insulation improvement	NPD

*NPD = New Product Development (Organic)

Liquid Hydrogen Vehicle Tanks HLH2



Hydrogen Transports



© 2020 Chart Industries, Inc. Confidential and Proprietary | 8

Chart's Hydrogen Three-Year Addressable Market

$600 Million addressable market
(all numbers are annual estimates)

- 100 Fueling stations
- 25 hydrogen transports
- 4 hydrogen liquefiers
- Space launch tanks

Not included in TAM
- Marine opportunities
- HLH2 onboard tanks


NEVADA
CALIFORNIA
Death Valley
National Park
BAJA
CALIFORNIA

An Example: FirstElement Fuel's TrueZero Station Network

- State of California
- 25 stations currently
- Funded for 49 stations in latest CEC grant
- Chart content on a station is $1 to $2 million per station

© 2020 Chart Industries, Inc. Confidential and Proprietary 9

Global CCUS Storage Potential (Gigatonnes CO2 Storage) Source: Global CCS Institute, Global Status Report 2019 CCUS storage potential overlaps with H2 producing regions High Confidence Medium Confidence Low Confidence Very Low Confidence 200 North Sea 300 100 16 7 9 12 23 140 2,000 100 150 47-63 220-410 140 1,210-4,130 5-25 5-30 1-5 200-430 2-228 2,000-21,000 © 2020 Chart Industries, Inc. Confidential and Proprietary

Focused Strategy Supports Clean Energy Targets © 2020 Chart Industries, Inc. Confidential and Proprietary A B D C 1. Market Trends 2. Profitable Growth E Community & Employees Environmental, Social & Governance Building capabilities to support other strategic pillars Branding Thinking Disruptive Alternative business models Smart products (IOT) Margin Expansion Strategic location manufacturing International manufacturing for traditional US products 80/20 Strategic sourcing Innovative Solutions Upfront Engineering Partnerships for new turnkey solutions Retrofit for efficiencies existing brownfield sites Broadest Product Offering for Industrial Gas & Energy Application and Customer Expansion Cryo-pump opportunity Repair & Service Specialty Markets *Blue areas (A through J) are applications for which Chart has existing products and solutions